Exhibit T3B.48A

ASSIGNMENT OF MEMBERSHIP INTEREST

(CW Joint Venture, LLC)

This Assignment of Membership Interest (the “Assignment”) is made and entered into to be effective as of the 25th day of October, 2021 (the “Effective Date”).

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, CBL & Associates Limited Partnership, a Delaware limited partnership (the “Assignor”) does hereby contribute, assign, transfer, distribute, and convey to CBL & Associates HoldCo II, LLC, a Delaware limited liability company (the “Assignee”) the membership interest (the “Interests”) described on Schedule A attached hereto and made a part hereof, standing in the name of the Assignor on the books of CW Joint Venture, a Delaware limited liability company (the “Company”), together with any and all rights, privileges, and benefits, pertaining thereto.

This Assignment is being made pursuant to and in accordance with the First Amended and Restated Limited Liability Company Agreement of the Company dated October 16, 2007, including amendments, modifications, supplements and/or restatements thereto (collectively, the “Agreement”).

Assignor certifies that it has the full power to make this Assignment under the Agreement, that this Assignment is being made in compliance with and pursuant to the Agreement and that the Interests have not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated, or assigned. Assignor agrees and acknowledges that it hereby ceases to be a Member of the Company as of the Effective Date.

Assignee accepts the assignment of Interests hereunder and agrees that, concurrent with the execution hereof, Assignee shall execute a modification to the Agreement, effective immediately following the effectiveness of this Assignment (the “Amendment”).

Assignor and Assignee agree that following the assignment of Interests and execution of the Amendment, (a) Assignee will be admitted as a Member of the Company, (b) Assignor will cease to be a Member of the Company, (c) the Company shall continue without dissolution, and (d) the Agreement shall remain in full force and effect as modified by the Amendment (the “Amended Agreement”).

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IN WITNESS WHEREOF, this Assignment is executed effective as of the date set forth above.

ASSIGNOR:

CBL & Associates Limited Partnership, a Delaware limited partnership

By: CBL Holdings I, Inc.
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

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ACCEPTANCE

Assignee hereby accepts the foregoing assignment of the Interests, agrees that it is hereby admitted to the Company as a Member of the Company on the Effective Date of the Assignment, and agrees to be bound by and subject at all times to all of the terms and conditions of the Amended Agreement as now in effect or hereafter amended, which Amended Agreement is incorporated herein by reference.

Dated as of October 25, 2021.

ASSIGNEE:

CBL & Associates HoldCo II, LLC, a Delaware limited liability company

By: CBL & Associates Limited Partnership
its chief manager and sole member

By: CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

CONSENT

By signing below, Arbor Place Limited Partnership, a Georgia limited partnership and member of the Company hereby consents to the Assignment, contained herein above and agrees to be bound by and subject at all times to all of the terms and conditions of the Amended Agreement as now in effect or hereafter amended, which Amended Agreement is incorporated herein by reference.

Dated as of October 25, 2021.

By:	ARBOR PLACE LIMITED PARTNERSHIP, a Georgia limited partnership

By:	Multi-GP Holdings, LLC, its general partner

By:	CBL & Associates HoldCo II, LLC, its managing member

By:	CBL & Associates Limited Partnership, its chief manager and sole member

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

SCHEDULE A

81.99% Membership interest in CW Joint Venture, LLC, a Delaware limited liability company

SIXTH AMENDMENT TO FIRST AMENDED AND RESTATED LIMITED LIABILITY

COMPANY AGREEMENT OF CW JOINT VENTURE, LLC

THIS SIXTH AMENDMENT TO FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CW JOINT VENTURE, LLC, a Delaware limited liability company (the “Amendment”) is made and entered into to be effective as of this 25th day of October, 2021, by CBL & Associates HoldCo II, LLC, a Delaware limited liability company (herein referred to as the “Managing Member”) and Arbor Place Limited Partnership, a Georgia limited partnership (“Arbor Place” and together with Managing Member, collectively, “Members”).

WITNESSETH:

WHEREAS, CW JOINT VENTURE, LLC, a Delaware limited liability company, (the “Company”) is governed by that certain First Amended And Restated Limited Liability Company Agreement dated as of October 16, 2007, including amendments, modifications, supplements and/or restatements thereto (collectively, the “Agreement”).

WHEREAS, Managing Member notes for the record that Westfield America Limited Partnership, a Delaware limited partnership no longer owns, retains, holds, or has any interests in the Company.

WHEREAS, immediately prior to the execution of this Amendment, CBL & Associates Limited Partnership has assigned, sold, transferred, or conveyed 100% of its beneficial and ownership interests in the Company to Managing Member which constitutes 81.99% of the uncertificated membership interest in the Company pursuant to a separate assignment of even date herewith (the “Assignment”);

WHEREAS, Managing Member desires to amend and modify the Agreement (i) to reflect the Assignment, including recording the Managing Member as such on the books and records of the Company, and (ii) to make certain amendments and modifications to the Agreement as set forth below.

NOW, THEREFORE, the Members do hereby modify and amend the Agreement as follows:

1.

Notwithstanding anything to the contrary contained in the Agreement, the definition of “Members” shall be the either one or both of the Members, as may be applicable, as shown on Exhibit C attached hereto and incorporated herein.

2.	Exhibit “C” to the Agreement is hereby modified and amended by substituting Exhibit “C” attached hereto.

Except as herein modified, the Agreement shall remain in full force and effect.

Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

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This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

MANAGING MEMBER:

By:	CBL & ASSOCIATES HOLDCO II, LLC, its managing member

By:	CBL & Associates Limited Partnership, its chief manager and sole member

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

ARBOR PLACE:

By:	ARBOR PLACE LIMITED PARTNERSHIP, a Georgia limited partnership

By:	Multi-GP Holdings, LLC, its general partner

By:	CBL & Associates HoldCo II, LLC, its managing member

By:	CBL & Associates Limited Partnership, its chief manager and sole member

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

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EXHIBIT “C”

TO SIXTH AMENDMENT TO FIRST AMENDED AND RESTATED LIMITED LIABILITY

COMPANY AGREEMENT OF

CW JOINT VENTURE, LLC, a Delaware limited liability company

Name, Address	Percentage Interest	Cash Contributed or Agreed Value of Other Property or Services
CBL & Associates HoldCo II, LLC CBL Center, Suite 500 2030 Hamilton Place Blvd Chattanooga, TN 37421	81.99%	$819.90
Arbor Place Limited Partnership CBL Center, Suite 500 2030 Hamilton Place Blvd Chattanooga, TN 37421	18.01%	$180.10

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